UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) of Lincoln Electric Holdings, Inc. (the “Company”), the shareholders of the Company approved both the Company’s 2015 Equity and Incentive Compensation Plan (the “Employee Plan”) and the Company’s 2015 Stock Plan for Non-Employee Directors (the “Director Plan”). The following descriptions of the Employee Plan and the Director Plan are qualified in their entirety by reference to the complete terms and conditions of the Employee Plan and the Director Plan, which are incorporated by reference into this Current Report as Exhibits 10.1 and 10.2, respectively.

In general, the Employee Plan will be administered by the Compensation and Executive Development Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will enable the Compensation Committee to provide equity and incentive compensation to the Company’s officers and other employees (including those of our subsidiaries) and certain consultants. Pursuant to the Employee Plan, the Company may grant equity-based compensation generally in form of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents and other share-based awards upon terms and conditions as further described in the Employee Plan. The Employee Plan will permit the Company to grant awards that may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and awards that are not intended to so qualify.

Subject to adjustment as described in the Employee Plan, and subject to the Employee Plan’s share counting rules, a total of 5,400,000 common shares may be issued or transferred in connection with awards granted under the Employee Plan. These shares may be shares of original issuance or treasury shares, or a combination of both.

The Employee Plan also provides that, subject to adjustment as described in the Employee Plan:

•	the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 5,400,000 common shares;

•	no participant will be granted stock options and/or stock appreciation rights, in the aggregate, for more than 1,000,000 common shares during any calendar year;

•	no participant will be granted awards of restricted shares, restricted stock units, performance shares and/or other share-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 500,000 common shares during any calendar year;

•	no participant in any calendar year will receive an award of performance units and/or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value as of their respective grant dates in excess of $3,000,000; and

•	awards that do not comply with the applicable minimum vesting periods provided for in the Employee Plan will not result in the issuance or transfer of more than 5% of the maximum number of common shares available under the Employee Plan.

The Employee Plan contains fungible share counting mechanics, which generally means that awards other than stock options and stock appreciation rights will be counted against the aggregate share limit as 3.24 shares for every one share that is actually issued or transferred under such awards. This means, for example, that, in general, only 1,666,666 common shares could be issued in settlement of restricted stock unit awards from the 5,400,000 common shares initially authorized.

Subject to the Employee Plan’s share counting rules, common shares covered by awards granted under the Employee Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common shares issued or transferred in settlement of awards granted under the Employee Plan in substitution for or conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted stock units or other share -based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Employee Plan limits described above. Additionally, shares available under certain plans that the Company or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Employee Plan, under circumstances further described in the Employee Plan, but will not count against the aggregate share limit or other Employee Plan limits described above. Shares underlying certain awards that are forfeited, cancelled, expire or are settled for cash will again be available under the Employee Plan, as further described in the Employee Plan.

The Employee Plan authorizes the Compensation Committee to make certain performance-based awards to participants under the Employee Plan, which awards will be earned based upon the achievement of Management Objectives. The Management Objectives underlying each such award will be determined by the Compensation Committee based on one or more, or a combination, of the following metrics if the award would qualify as “qualified performance-based compensation” under Section 162(m) of the Code: (1) Profits (e.g., operating income, EBIT, EBIT before bonus, EBT, net income, earnings per share, residual or economic earnings – these profitability metrics could be measured before special items and/or subject to GAAP definition); (2) Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment); (3) Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity); (4) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables); (5) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds); (6) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); (7) Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenue growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); (8) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures; and (9) any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Compensation Committee, including, without limitation, the Standard & Poor’s 500 Stock Index.

The Board generally will be able to amend the Employee Plan, subject to shareholder approval in certain circumstances as described in the Employee Plan.

In general, the Director Plan will be administered by the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board and will enable the Nominating Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalents and other share-based awards to our non-employee directors upon terms and conditions as further described in the Director Plan.

Subject to adjustment as described in the Director Plan, and subject to the Director Plan’s share counting rules, a total of 300,000 common shares may be issued or transferred in connection with awards granted under the Director Plan. These shares may be shares of original issuance or treasury shares, or a combination of both. The Director Plan also provides that, subject to adjustment as described in the Director Plan:

•	no participant will receive common-share based awards for, in the aggregate, more than 10,000 common shares during any calendar year; and

•	no participant will receive cash-based awards having an aggregate maximum value in excess of $200,000 during any calendar year.

Subject to the Director Plan’s share counting rules, common shares covered by awards granted under the Director Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common shares issued or transferred under awards granted under the Director Plan in substitution for or conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted stock units or other share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Director Plan limit described above. Additionally, shares available under certain plans that the Company or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Director Plan, under circumstances further described in the Director Plan, but will not count against the aggregate share limit or other Director Plan limit described above. Further, subject to adjustment as described in the Director Plan, awards that do not comply with the applicable minimum vesting periods provided for in the Director Plan will not result in the issuance or transfer of more than 5% of the maximum number of common shares available under the Director Plan.

The Board generally will be able to amend the Director Plan, subject to shareholder approval in certain circumstances as described in the Director Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting was held on Thursday, April 23, 2015 at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio.

The final results of voting on each of the matters submitted for a vote of security holders at the 2015 Annual Meeting are as follows:

1. Shareholders elected three directors, each to hold office until the 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Curtis E. Espeland	56,760,515	238,026	10,643,861
Stephen G. Hanks	56,474,944	523,597	10,643,861
Phillip J. Mason	56,727,294	271,247	10,643,861

2. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2015, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,092,227	434,087	116,088	0

3. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,261,666	1,360,386	1,376,489	10,643,861

4. Shareholders approved the Company’s 2015 Equity and Incentive Compensation Plan, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,152,552	2,512,817	1,333,172	10,643,861

5. Shareholders approved the Company’s 2015 Stock Plan for Non-Employee Directors, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,599,016	2,008,475	391,050	10,643,861

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	2015 Equity and Incentive Compensation Plan (filed as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed on March 18, 2015, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

10.2	2015 Stock Plan for Non-Employee Directors (filed as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed on March 18, 2015, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: April 28, 2015	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Executive Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	2015 Equity and Incentive Compensation Plan (filed as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed on March 18, 2015, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

10.2	2015 Stock Plan for Non-Employee Directors (filed as Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed on March 18, 2015, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)